SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                         _______________

                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 or 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934



 Date of report (Date of earliest event reported):  February 10,
                              2004

             Atlantic Coast Airlines Holdings, Inc.
       (Exact Name of Registrant as Specified in Charter)



              Delaware      0-21976     13-3621051
              (State or   (Commission      (IRS
                Other         File       Employer
            Jurisdiction    Number)    Identificati
                 of                       on No.)
            Incorporatio
                 n)


     45200 Business Court, Dulles, VA                  20166
     (Address of Principal Executive Offices)     (Zip Code)


 Registrant's telephone number, including area code:  (703) 650-
                              6000


                               N/A
  (Former Name or Former Address, if Changed Since Last Report)

Item 9.   Regulation FD Disclosure.

Atlantic Coast Airlines Holdings, Inc. (ACA) (NASDAQ/NM: ACAI) Chairman and Chief Executive Officer Kerry Skeen will make a presentation to investors and financial analysts during the Deutsche Banc Securities 2004 Global Transportation Conference being held in Naples, FL. The Atlantic Coast Airlines/Independence Air presentation is scheduled to take place Wednesday, February 11, 2004 at approximately 3:15pm Eastern.

A live audio-only webcast of the conference is being presented by the sponsors. It will be accessible through the following web address:

www.cib.db.com/conferences/transportation04

A recording of the presentation will also be available at that same address for at least 30 days following the conference.

The    slides   that   will   accompany   the   Atlantic    Coast
Airlines/Independence Air presentation will be available as a PowerPoint file in the "For Investors HOME" section of the Atlantic Coast Airlines corporate website:

www.atlanticcoast.com

Statements in this press release and by company executives regarding its implementation of new business strategies and its relationship with United Airlines, Inc., and other matters, as well as regarding operations, earnings, revenues and costs, represent forward-looking information. A number of risks and uncertainties exist which could cause actual results to differ materially from these projected results. Such risks and uncertainties include, among others: United's option under bankruptcy rules to assume or reject the existing United Express Agreement; the timing of any disengagement by the company as a United Express carrier under the United Express Agreement or pursuant to bankruptcy court proceedings and impact on the company's ability to operate an independent airline; the ability to successfully implement a transition from United Express service; the ability to effectively implement its low-fare business strategy utilizing a mix of narrowbody aircraft and regional jets; the ability to acquire and obtain financing for the narrowbody aircraft; the ability to compete effectively as a low-cost carrier, including passenger response to its new service, and the response of United or other competitors with respect to service levels and fares in markets to be operated by the company; the availability of additional or alternative business opportunities for the company's operations; the effects of United's bankruptcy proceedings; the continued financial health of Delta Air Lines, Inc., and the ability and willingness of Delta to continue to deploy the company's aircraft and to utilize and pay for scheduled service at agreed upon rates; availability and cost of product support for the company's 328JET aircraft; unexpected costs arising from the insolvency of Fairchild Dornier; general economic and industry conditions; additional acts of war or terrorism; and risks and uncertainties arising from the events of September 11, any of which may impact the company, its aircraft manufacturers and its other suppliers in ways that the company is not currently able to predict. Certain of these and other risk factors are more fully disclosed under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the company's Annual Report on Form 10-K for the year ended December 31, 2002 and in its Quarterly Report on Form 10-Q for the nine-month period ended September 30, 2003. These statements are made as of February 03, 2004 and ACA undertakes no obligation to update any such forward-looking information, including as a result of any new information, future events, changed expectations or otherwise.










                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ATLANTIC COAST AIRLINES HOLDINGS,
                              INC.




Date:  February 10, 2004      By:  /S/ David W. Asai
                              David W. Asai
                              Vice President and Chief
                              Accounting Officer